UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2009

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information included below in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year” is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 1, 2009, the shareholders of Arlington Asset Investment Corp. (the “Company”) approved a proposal authorizing the Board of Directors to effect a reverse stock split of the outstanding Class A and Class B common stock at one of three reverse split ratios selected by the Board of Directors, 1-for-20, 1-for-25 or 1-for-30. As previously announced, at 5:00 p.m., Eastern Time, on Tuesday, October 6, 2009, an amendment to the amended and restated articles of incorporation became effective. The amendment effected the reverse stock split at a reverse split ratio of 1-for-20. A copy of the amendment effecting the 1-for-20 reverse stock split is attached as Exhibit 3.1 to this report and is incorporated by reference herein in its entirety.

Immediately following the effective time of the amendment, every 20 outstanding shares of Class A common stock and every 20 outstanding shares of Class B common stock combined automatically into one share of Class A common stock and one share of Class B common stock, respectively. No fractional shares were issued. Shareholders otherwise entitled to a fractional share will receive a cash payment in lieu thereof. The amount of cash shareholders otherwise entitled to receive a fractional share will receive is based on the split-adjusted, volume weighted average price of the Class A common stock on the five trading days prior to the effective time of the reverse stock split.

Each shareholder’s percentage ownership in the Company and proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares.

The reverse stock split did not affect the number or the par value of authorized shares of capital stock. The reverse stock split increased the number of authorized but unissued shares of Class A and Class B common stock. The Company may issue these unissued shares in the future. The number of outstanding equity awards under the Company’s 2004 Long Term Incentive Plan will be proportionately adjusted by the Compensation Committee of the Board of Directors.

As previously reported, on June 5, 2009, the Company distributed one preferred share purchase right (“right”) for each share of Class A and Class B common stock outstanding as of the record date for the distribution of the rights. Prior to the effective time of the reverse stock split, each right traded with the share of Class A and Class B common stock with which it was associated. Pursuant to an adjustment mechanism set forth in the rights agreement between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, immediately following the effective time of the reverse stock split, the number of rights associated with and trading with each post-split share of Class A and Class B common stock was increased. Each post-split share of Class A and Class B common stock is now associated with, and now trades with, 20 rights.

The new CUSIP number for the Class A common stock is 041356205.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, effecting the 1-for-20 reverse stock split as of 5:00 p.m., Eastern Time, on October 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: October 13, 2009	By:	/s/ KURT R. HARRINGTON
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, effecting the 1-for-20 reverse stock split as of 5:00 p.m., Eastern Time, on October 6, 2009.